Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

October 15, 2021

Renovacor, Inc.

P.O. Box 8142

Greenwich, CT 06836

Ladies and Gentlemen:

We have acted as counsel to Renovacor, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S 1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), (i) the issuance of up to an aggregate of 8,526,546 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, which consists of (a) up to 4,311,322 shares of Common Stock (the “Public Warrant Shares”) that are issuable upon the exercise of 8,622,644 warrants originally issued in the initial public offering of Chardan Healthcare Acquisition 2 Corp. (“Chardan”) to the holders thereof (the “Public Warrants”); (b) up to 3,500,000 shares of Common Stock (the “Private Placement Warrant Shares”) that are issuable upon the exercise of 3,500,000 warrants originally issued in a private placement concurrently with the initial public offering of Chardan (the “Private Placement Warrants”); and (c) up to 715,224 shares of Common Stock (the “Pre-Funded Warrant Shares”) that are issuable upon the exercise of a pre-funded warrant (the “Pre-Funded Warrant”, and together with the Public Warrants and the Private Placement Warrants, the “Warrants”) and (ii) the resale by the selling securityholders named in the Prospectus, or their permitted transferees, of up to 12,668,314 shares of Common Stock and 3,500,000 Private Placement Warrants, which consists of (a) up to 10,745,498 issued and outstanding shares of Common Stock (the “Outstanding Shares”); (b) up to 1,922,816 shares of Common Stock (the “Earnout Shares”) that may be issued pursuant to the earnout provisions of the Merger Agreement (as defined herein); and (c) up to 3,500,000 Private Placement Warrants ((i) and (ii) collectively, the “Registered Securities”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related the Prospectus, other than as expressly stated herein with respect to the issue of the Registered Securities.

The Public Warrants and Private Placement Warrants were issued pursuant to the Warrant Agreement (the “Warrant Agreement”), dated as of April 23, 2020, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. The Public Warrants were sold pursuant to an effective registration statement and the Underwriting Agreement (the “Underwriting Agreement”) dated April 23, 2020 between the Company and the representatives of the underwriters thereunder. The Private Placement

Renovacor, Inc.

October 15, 2021

Warrants were sold pursuant to the a subscription agreement (the “Private Placement Warrants Subscription Agreement”), dated April 23, 2020, between the Company and the other parties thereto. The Pre-Funded Warrant was sold pursuant to a subscription agreement, dates of March 22, 2021, between the Company the investor party thereto (the “Pre-Funded Warrant Subscription Agreement”). The Earnout Shares may become issuable pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated March 22, 2021, by and among the Company, CHAQ2 Merger Sub, Inc., a wholly owned subsidiary of the Company, and Renovacor Holdings, Inc. (formerly known as Renovacor, Inc.).

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We are opining herein as to General Corporation Law of the State of Delaware (the “Corporation Act”), and we express no opinion with respect to any other laws.

For purposes of this opinion letter, we have assumed that:

(i) the Underwriting Agreement, the Warrant Agreement, the Public Warrants, the Private Placement Warrants Purchase Agreement, the Private Placement Warrants, the Pre-Funded Warrants and the Pre-Funded Warrant Subscription Agreement (collectively, the “Documents”) are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company). We have also assumed that the execution, delivery and performance by each party to each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party.

(ii) any shares of Common Stock issued by the Company pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Charter, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii) all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company; and

Renovacor, Inc.

October 15, 2021

(iv) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Corporation Act.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(i) Assuming the Private Placement Warrants have been issued in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms of the Private Placement Warrants Subscription Agreement, (a) the Private Placement Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (b) the Private Placement Warrant Shares, when issued and paid for upon the exercise of the Private Placement Warrants in accordance with the terms of the Private Placement Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

(ii) Assuming the Public Warrants have been issued in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Public Warrant Shares, when issued and paid for upon the exercise of the Public Warrants in accordance with the terms of the Public Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

(iii) Assuming the Pre-Funded Warrant has been issued in accordance with the terms of the Pre-Funded Warrant Subscription Agreement and delivered against payment therefor in accordance with the terms of the Pre-Funded Warrant Subscription Agreement, the Pre-Funded Warrant Shares, when issued and paid for upon the exercise of the Pre-Funded Warrant in accordance with the terms of the Pre-Funded Warrant and the Pre-Funded Warrant Subscription Agreement, will be validly issued, fully paid and non-assessable.

(iv) The Outstanding Shares are validly issued, fully paid and non-assessable.

(v) The Earnout Shares have been duly authorized and, when issued in accordance with the provisions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Renovacor, Inc.

October 15, 2021

Very truly yours,
/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP